$3,000,000,000

                           INTERNATIONAL PAPER COMPANY

                $800,000,000 Floating Rate Notes Due July 8, 2002
                    $1,200,000,000 8% Notes Due July 8, 2003
                   $1,000,000,000 8 1/8% Notes Due July 8, 2005

                               PURCHASE AGREEMENT

                                                                    June 7, 2000

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
BLAYLOCK & PARTNERS, L.P.
UTENDAHL CAPITAL PARTNERS, L.P.
         c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Ladies and Gentlemen:

            1. International Paper Company, a corporation duly organized and existing under the laws of the State of New York (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the initial purchasers named in Schedule A hereto (the "Purchasers"), (i) $800,000,000 principal amount of its Floating Rate Notes due July 8, 2002 (the "Floating Rate Notes"), (ii) $1,200,000,000 principal amount of its 8% Notes due July 8, 2003 (the "Notes due 2003") and (iii) $1,000,000,000 principal amount of its 8 1/8% Notes due July 8, 2005 (the "Notes due 2005") and, with the Floating Rate Notes and the Notes due 2003, collectively, the "Offered Securities"). The Offered Securities will be issued under an indenture, dated as of April 12, 1999 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by (i) the Floating Rate Notes Supplemental Indenture, (ii) the Notes due 2003 Supplemental Indenture and (iii) the Notes due 2005 Supplemental Indenture, each to be dated as of the Closing Date (as defined herein) (each a "Supplemental Indenture", and collectively the "Supplemental Indentures") between the Company and the Trustee. The United States Securities Act of 1933 is herein referred to as the "Securities Act." The Offered Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement") between the Purchasers and the Company.

         The Company hereby agrees with the Purchasers as follows:

            2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with the documents listed in Schedule B hereto (the "Incorporated Documents") and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Quarterly Report on Form 10-Q for the three months ended March 31, 2000, the Registration Statement on Form S-4 filed on May 19, 2000, as amended on June 2, 2000 and the Current Reports on Form 8-K and all subsequent reports (collectively, the "Exchange Act Reports") that have been filed by the Company with the Securities and Exchange Commission (the "Commission") or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.


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          (b) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture, mortgage, lease, note or instrument, which violation or default would have a material adverse effect on the assets, operations, condition (financial and otherwise) or the prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); the execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indentures and the Registration
Rights Agreement and compliance by the Company with the provisions of the Offered Securities, the Indenture, the Supplemental Indentures and the Registration Rights Agreement, will not (1) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its subsidiaries or their respective properties or (2) have a Material Adverse Effect; and except as required by the Securities Act, the Trust Indenture Act, the Exchange Act and applicable state securities or Blue Sky laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture or the Supplemental Indentures.

          (c) Except as described in or contemplated by the Offering Document, since the dates as of which information is given in the Offering Document, no Material Adverse Effect has occurred.

          (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes legally binding obligations of the Company.

          (e) Each of the accountants whose reports are incorporated by reference in the Offering Document are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

          (f) On the Closing Date (i) each of the Indenture, the Supplemental Indentures and the Registration Rights Agreement will have been validly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) the Offered Securities will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indentures, and
(iii) the Offered Securities, the Indenture and the Supplemental Indentures will conform to the descriptions thereof contained in the Offering Document.

          (g) The Company and each of its Material Subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect, and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. "Material Subsidiary" means any subsidiary of the Company which has total assets (as shown on the most recent balance sheet of the Company) of $150,000,000 or more.

          (h) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with sales to the Purchasers by the Company of the Offered Securities.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

          (j) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Supplemental Indentures and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (k) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except where the failure to have such good and marketable title could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases except where the failure to hold such valid and enforceable leases could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (n) Except as disclosed in the Offering Document or in any forms, reports, registration statements and other filings filed by the Company and its subsidiaries with the Commission ("Company SEC Reports"), neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company has not received notice of any pending investigation which might lead to such a claim.

          (o) Except as described in the Offering Document or in the Company SEC Reports, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any Material Adverse Effect.

          (p) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (q) There are no contracts or other documents which were required to be filed as exhibits to any Company document incorporated by reference in the Offering Document by the Securities Act or the rules and regulations thereunder, which have not been filed as exhibits to such document or incorporated therein by reference as permitted by such rules and regulations.

          (r) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (s) Assuming the accuracy of the representations and warranties contained in Section 4 of the Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder and it is not necessary in connection with the offer and sale of the Offered Securities to the Purchasers to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (t) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.


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




           3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, (i) the Floating Rate Notes at a purchase price of 99.750% of the principal amount thereof, (ii) the Notes Due 2003 at a purchase price of 99.406% of the principal amount thereof and (iii) the Notes Due 2005 at a purchase price of 99.306% of the principal amount thereof, in the respective principal amounts of Offered Securities set forth opposite the names of the Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company for such purpose at a bank reasonably acceptable to CSFBC at 9:30 A.M. (New York City time), on June 14, 2000, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the offices of Davis Polk & Wardwell or its designated custodian not later than 2:00 p.m., New York City time, on the business day prior to the Closing Date.

            4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to another exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and with Rule 144A.

          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or by means of a public offering within the meaning of Section 4(2) of the Securities Act, including, but not limited to
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

          (b) The Company will furnish to the Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and any Offered Securities are outstanding, upon request of holders and prospective purchasers of the Offered Securities the Company will furnish or cause to be furnished, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company will endeavor in good faith in cooperation with the Purchasers to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (e) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Company will not, and will use its reasonable efforts to cause its affiliates (as defined in Rule 144 under the Securities Act) not to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the Supplemental Indentures and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Supplemental Indentures, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered


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



Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (j) During the period beginning on the date hereof and continuing to and including the later of the Closing Date or the termination of trading restrictions, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, without the consent of CSFBC. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP in agreed form confirming that they are independent public accountants certified with respect to each of International

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Paper Company and Champion International Corporation ("Champion") under rule 101 of the American Institute of Certified Public Accountants (the "AICPA") Code of Professional Conduct, and its interpretations and rulings.

               (i) in their opinion the consolidated financial statements examined by them and incorporated by reference in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited consolidated financial statements incorporated by reference in the Offering Document and in the Exchange Act Reports;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available unaudited interim consolidated financial statements of the Company or Champion, as the case may be, inquiries of officials of the Company or Champion, as the case may be, who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                       (A) the unaudited consolidated financial statements
                  incorporated by reference in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                       (B) the unaudited pro forma condensed consolidated
                  financial statements incorporated by reference into the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S- X and that the pro forma adjustments have not been properly applied to historical amounts in the compilation of those statements;

                       (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent date specified therein, there was any change in the capital stock or any increase in long-term debt of the Company or Champion, as the case may be, and its consolidated subsidiaries, as compared with amounts shown on the latest unaudited consolidated balance sheet incorporated by reference in the Offering Document;

                       (D) for the period from the closing date of the latest
                  unaudited consolidated statement of earnings incorporated by reference in the Offering Document to the closing date of the latest available unaudited consolidated statement of earnings read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in total or per share amounts of earnings before extraordinary items or net earnings;

                  except in all cases set forth in clauses 6(a)(iii)(C) and 6(a)(iii)(D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as one enterprise, which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) You shall have received an opinion, dated the Closing Date, of Barbara L. Smithers, Vice President, Associate General Counsel and Secretary of the Company (the "Company Counsel"), substantially in the form of Exhibit A hereto. In giving such opinion, the Company Counsel (i) may limit such opinion to the laws of the State of New York and the Federal laws of the United States and (ii) may rely, as to matters of fact, upon the representations and warranties of the Company contained herein and upon certificates of officers of the Company and of public officials. Such opinion may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Purchasers.

          (d) The Purchaser shall have received from Davis Polk & Wardwell, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document (except for the information contained under the caption "Management's Discussion and Analysis of Financial Condition and Result of Operations for Champion"), the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Purchasers on the Closing Date, a certificate, dated as of such Closing Date, of an authorized executive officer of the Company stating that:

              (i) The representations, warranties and agreements of the Company herein are true and correct in all material respects as of such Closing Date; the Company has complied in all material respects with its agreements contained herein; and there shall have been no material adverse change in the condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or in the earnings or business affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Offering Circular; and

              (ii) Such officer has carefully examined the Offering Circular and, in such officer's opinion, (A) as of the date of the Offering Circular, the Offering Circular did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) since the date of the Offering Circular, no event has occurred which should have been set forth in a supplement to or amendment of the Offering Circular which has not been set forth in such a supplement or amendment.

          (f) The Purchasers shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

            7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below and, provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold Offered Securities to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there were not given to such person, at or prior to the written confirmation of the sale such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser and the untrue statement or omission or alleged untrue statement or omission was corrected in the Offering Circular.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document: under the caption "Plan of Distribution": the information in the table and the second, seventh and ninth paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the failure to so notify has materially prejudiced the rights of the indemnifying party under this Agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers other from the offering of the Offered Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

            8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non- defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFBC and the

Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any persons substituted for a Purchaser under this Section 8. Nothing herein will relieve a defaulting Purchaser from liability for its default.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

           10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at International Paper Company, Two Manhattanville Road, Purchase, New York 10577, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

           11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

           12. Representation of Purchasers. CSFBC will act for the Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

           13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

           14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                  Very truly yours,

                                  INTERNATIONAL PAPER COMPANY

                                  By:  /s/ Julius G. Weiss
                                       -------------------
                                       Name: Julius G. Weiss
                                       Title: Assistant Treasurer-International

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
BLAYLOCK & PARTNERS, L.P.
UTENDAHL CAPITAL PARTNERS, L.P.

By:      CREDIT SUISSE FIRST BOSTON CORPORATION
         Acting on behalf of themselves
         and as the Representative
         of the Purchasers

         By  /s/ Gerald M. Lodge
           -----------------------------
              Name:  Gerald M. Lodge
              Title: Managing Director

                                           SCHEDULE A


                                    Principal                             Principal
                                   Amount of           Principal          Amount of
                                 Floating Rate        Amount of 8%       8-1/8% Notes
                                   Notes Due           Notes Due             Due
Initial Purchaser                 July 8, 2002        July 8, 2003        July 8, 2005
-----------------                 ------------        ------------        ------------
CREDIT SUISSE FIRST BOSTON
CORPORATION                      $440,000,000       $660,000,000         $550,000,000
BANC OF AMERICA SECURITIES
LLC                                65,600,000         98,400,000           82,000,000
CHASE SECURITIES INC.              65,600,000         98,400,000           82,000,000
DEUTSCHE BANK SECURITIES INC.      65,600,000         98,400,000           82,000,000
MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED               65,600,000         98,400,000           82,000,000
SALOMON SMITH BARNEY INC.          65,600,000         98,400,000           82,000,000
BLAYLOCK & PARTNERS, L.P.          16,000,000         24,000,000           20,000,000
UTENDAHL CAPITAL PARTNERS,
L.P.                               16,000,000         24,000,000           20,000,000
                                 ------------     --------------       --------------
         Total.................. $800,000,000     $1,200,000,000       $1,000,000,000
                                 ============     ==============       ==============

                                   SCHEDULE B


1) Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 27, 2000

2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed on May 12, 2000

3) Registration Statement of Form S-4 filed on May 19, 2000, as amended on June 2, 2000

4)   Current Reports on Form 8-K filed on each of the following dates:

              -            January 11, 2000
              -            February 17, 2000
              -            March 24, 2000
              -            April 11, 2000
              -            April 26, 2000
              -            May 19, 2000
              -            May 22, 2000

5) Champion International Corporation ("Champion") Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 17, 2000

6) Champion Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed on May 12, 2000

7)   Champion Current Report on Form 8-K filed on May 17, 2000

                                                                       EXHIBIT A

                [FORM OF OPINION OF THE ASSOCIATE GENERAL COUNSEL
                                 OF THE COMPANY]


                                                                   June 14, 2000

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
BLAYLOCK & PARTNERS, L.P.
UTENDAHL CAPITAL PARTNERS, L.P.
         c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Gentlemen:

         This opinion is furnished pursuant to Section 6(c) of the Purchase Agreement dated June 7, 2000 (the "Purchase Agreement") between you and the several Purchasers (the "Purchasers") named therein, and International Paper Company, a New York corporation (the "Company"), relating to the sale by the Company and the purchase by the Purchasers, severally, of (i) $800,000,000 principal amount of its Floating Rate Notes due July 8, 2002 (the "Floating Rate Notes"), (ii) $1,200,000,000 principal amount of its 8% Notes due July 8, 2003 (the "Notes due 2003") and (iii) $1,000,000,000 principal amount of its 8 1/8% Notes due July 8, 2005 (the "Notes due 2005" and, with the Floating Rate Notes and the Notes due 2003, collectively, the "Offered Securities") of the Company to be issued pursuant to the terms of the indenture, dated as April 12, 1999 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by (i) the Floating Rate Notes Supplemental Indenture, (ii) the Notes due 2003 Supplemental Indenture and (iii) the Notes due 2005 Supplemental Indenture, each dated as of the Closing Date (each a "Supplemental Indenture", and collectively the "Supplemental Indentures") between the Company and the Trustee. Capitalized terms used but not defined in this letter are defined in the Purchase Agreement and are used herein with the same meanings as ascribed to them in the Purchase Agreement.

         I have examined an executed copy of the Purchase Agreement, the Registration Rights Agreement, the Indenture and each Supplemental Indenture. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Indenture, the Supplemental Indentures, the Registration Rights Agreement and the Purchase Agreement and the authorization, issuance and sale of the Offered Securities by the Company.

         In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

     (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

    (ii)  all signatories to such documents have been duly authorized; and

   (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

         I have participated in the preparation of the Company's offering circular dated June 7, 2000 (the "Offering Circular") [and any amendment thereto] (including documents incorporated by reference in the Offering Circular (the "Incorporated Documents")). In addition, I have reviewed evidence that the Indenture was qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") on o, 2000.

         Based on the foregoing, I am of the opinion that:

     (i) the Company has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its businesses requires such qualification and where the failure to be so qualified would result in a material adverse effect on the financial condition or operations or prospects of the Company and its subsidiaries taken as a whole;

    (ii) each of the Indenture, the Supplemental Indentures and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered at a proceeding at law or in equity) and has been duly qualified under the Trust Indenture Act;

    (iii) the Offered Securities have been duly authorized, and, when executed, authenticated and issued in accordance with the provisions of the Indenture, the Supplemental Indentures and delivered to and paid for by the Purchasers will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered at a proceeding at law or in equity);

     (iv) the Purchase Agreement has been validly authorized, executed and delivered by the Company and constitutes a legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered at a proceeding at law or in equity), except as rights to indemnity thereunder may be limited under applicable law;

      (v) the execution and delivery and performance of the Indenture, the Supplemental Indentures, the Registration Rights Agreement and the Purchase Agreement by the Company and sale of the Offered Securities as provided in the Purchase Agreement will not contravene any provision of applicable law or the Restated Certificate of Incorporation or By-laws of the Company or, to my knowledge after reasonably inquiry, any agreement, indenture or instrument binding upon the Company, and no consent, approval or authorization of any governmental agency or authority (other than in connection or in compliance with the provisions of any state securities or Blue Sky laws , as to which I express no opinion) is required for the performance by the Company of the Purchase Agreement;

     (vi) I do not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would prohibit the sale of the Offered Securities or is required to be disclosed in the Offering Circular which is not disclosed and correctly summarized therein;

    (vii) to the best of my knowledge, neither the Company nor its subsidiaries are in violation of their corporate charters or by-laws, or in default in any material respect under any agreement, indenture or instrument, which violation or default would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

   (viii) the Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

     (ix) I do not know of any amendment to the Offering Circular required to be filed or any contracts or other documents of a character required to be filed as an exhibit to Items (1), (2), (3) or (4) of the Incorporated Documents or required to be incorporated by reference into the Offering Circular as amended or supplemented or required to be described in the Offering Circular as amended or supplemented which are not incorporated by reference or described as required; and

      (x) documents incorporated by reference in Items (1), (2), (3) or (4) of the Incorporated Documents, when filed, complied, when so filed, as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Securities and Exchange Commission thereunder.

         I have not conducted any independent investigation with regard to the information set forth in the Offering Circular (except for any investigation which I deemed necessary to render the opinions set forth previously in this letter). I have, however, participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and Champion International Corporation, your representatives and representatives of Davis Polk & Wardwell, counsel for the Purchasers, at which the contents of the Offering Circular, including the documents incorporated by reference therein, and related matters were discussed. On the basis of the foregoing, I advise you that I have no reason to believe that (except for the financial statements and financial information therein and the information contained under the caption "Management's Discussion and Analysis of Financial Condition and Result of Operations for Champion" as to which I express no opinion) the documents incorporated by reference therein on the date of the Purchase Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Circular (except for the financial statements and financial information therein and the information contained under the caption "Management's Discussion and Analysis of Financial Condition and Result of Operations for Champion" as to which I express no opinion) as of the date hereof contains any untrue statement or a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and I do not express my opinion as to the laws of any other jurisdiction.


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


         I note that the availability of specific enforcement, injunctive relief or any equitable remedy is subject to the discretion of the court before which any proceedings therefor may be brought and that certain courts may enforce the rights of a holder of the Offered Securities only in circumstances and in a manner in which it is equitable and commercially reasonable to do so.

         This opinion in furnished to you solely for your benefit in connection with the Purchase Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission, except that the Trustee under the Indenture may rely on the opinions expressed in paragraph (ii) above.

                                                              Very truly yours,



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